UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2005

AMERICAN WATER STAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32220	87-0636498
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 South Decatur Boulevard
Suite 301
Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (702) 740-7036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K/A filed on May 5, 2005 to include the certifying officers' opinion on disclosure and procedures which led to the quarterly reports requiring restatement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing

On April 20, 2005, American Water Star ("AMW") received a letter from the American Stock Exchange ("AMEX") notifying AMW that it is not in compliance with the continued listing standards set forth in Sections 134 and 1101 of the AMEX Company Guide, because of AMW's failure to file its annual report on Form 10-KSB for the fiscal year ended December 31, 2004. Further, on April 18, 2005 AMEX halted trading of AMW's common stock due to AMW's inability to file the 10-KSB. AMW intends to file the 10-KSB as soon as practicable following completion of its annual audited financial statements.

AMEX further advised AMW that it must file its 10-KSB or submit a plan by May 4, 2005, advising AMEX of action it has taken, or will take, to bring AMW into compliance. On May 4, 2005, AMW submitted a plan to AMEX for their review and it is awaiting a decision from AMEX. If AMW is not in compliance with the continued listing standards by June 15, 2005 or does not make progress consistent with their plan, then AMEX staff will initiate delisting proceedings. In addition, AMW may be subject to delisting proceedings, if its plan is not accepted by AMEX.

A copy of AMEX's Letter is attached hereto as exhibit 99.1

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 25, 2005, AMW's management concluded following consultation with AMW's Audit Committee and its independent registered public accounting firm, Weaver & Martin LLC, that its financial statements for the unaudited quarterly periods ended March 31, 2004, June 30, 2004, and September 30, 2004 filed on Forms 10-QSB should no longer be relied upon due to certain incorrect calculations relating to the valuation of equity transactions issued for services. AMW's management is doing everything in its power to prepare and correct the errors in its financial statements and will reflect these changes in amended Form 10-QSBs. Correction of this error will result in a change of value of the stock issuances for services in the financial statements.

As soon as practicable, AMW plans to file amended Reports on Forms 10-QSB for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004 to include restatements of the financial statements. The Audit Committee has discussed with the independent auditors the matters surrounding the need to restate.

Management has determined the internal control deficiency that resulted in the need for the restatements were due to incorrect calculations performed by previous accounting personnel, which related to the valuation of equity transactions issued for services. The certifying officers for AMW have reevaluated the adequacy of AMW's disclosure and procedures at the end of the quarterly periods and believe that the controls currently in place will prevent similar errors from occurring in the future. Management believes it has alleviated the deficiency with the addition of new accounting personnel, Chief Financial Officer, and auditors.

As a result of having to amend the Form 10-QSBs for the first three quarters of 2004, an increase of consulting expenses, a change in the net loss, and a change in loss per share will all be affected. The following tables identify the amount of change as a result of the restatements:

	1st Quarter 2004		2nd Quarter 2004		Year to Date 2nd Quarter 2004
Adjustment to Consulting Expenses	$(3,362,749)		$(69,651)		$(3,432,400)
Net (Loss)	Previously Stated	$(1,969,540)	Previously Stated	$(2,584,970)	Previously Stated	$ (4,554,510)
	Post Amendment	$(5,332,289)	Post Amendment	$(2,654,621)	Post Amendment	$ (7,986,910)
(Loss) Per Share	Previously Stated	$ (0.03)	Previously Stated	$ (0.03)	Previously Stated	$ (0.06)
	Post Amendment	$ (0.07)	Post Amendment	$ (0.03)	Post Amendment	$ (0.10)

	3rd Quarter 2004		Year to Date 3rd Quarter 2004
Adjustment to Consulting Expenses	$(0.00)		$(3,432,400)
Net (Loss)	Previously Stated	$ (2,763,249)	Previously Stated	$ (7,317,759)
	Post Amendment	No change	Post Amendment	$ (10,750,159)
(Loss) Per Share	Previously Stated	$ (0.04)	Previously Stated	$ (0.10)
	Post Amendment	No Change	Post Amendment	$ (0.14)

Item 8.01 Other Events

On April 19, 2005, AMW issued a press release announcing that due to continued delays it was unable to file its Annual Report on Form 10-KSB. A copy of the press release is attached hereto as exhibit 99.2.

On April 27, 2005, AMW issued a press release announcing its notification from AMEX of not being in compliance with the continued listing standards and the need to amend the forms 10-QSBs for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004. A copy of the press release is attached hereto as exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
99.1	Letter from James P. Mollen, Director of Listing Qualifications, American Stock Exchange to Daniel Beckett, American Water Star, Inc., dated April 20, 2005.
99.2	Press Release of the Company, dated April 19, 2005 announcing its inability to file its Annual Report on Form 10-KSB.
99.3	Press Release of the Company, dated April 27, 2005 announcing the notification of non-compliance from AMEX.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER STAR, INC.

By: /s/ Daniel Beckett

Daniel Beckett, Chief Financial Officer

Date: May 16, 2005